                        Exhibit 10.44

October 11, 2017

Mr. Michael A. Gray
Senior Vice President, Store Operations
Sears Hometown and Outlet Stores, Inc.
5500 Trillium Boulevard, Suite 501
Hoffman Estates, Illinois 60192

Amendment to Cash Incentive Agreement

Dear Mike:

I refer to your May 24, 2017 Cash Incentive Agreement. In paragraph 1 of your Cash Incentive Agreement, the references to “January 27, 2018” are hereby amended and changed to “May 5, 2018” and the references to “January Incentive” are hereby amended and changed to “May Incentive.” Except for these amendments, the Cash Incentive Agreement continues in accordance with its May 24, 2017 terms without any waiver or amendment. This Amendment to Cash Incentive Agreement will be construed in accordance with the laws of Illinois for all purposes without regard to conflicts-of-law principles.

Agreed to and accepted: /S/ MICHAEL A. GRAY Michael A. Gray	Very truly yours, SEARS HOMETOWN AND OUTLET STORES, INC. By: /S/ WILL POWELL Will Powell Chief Executive Officer and President